Dated	22nd February	1994

POWER OF ATTORNEY

CERTIFIED TRUE COPY OF ORIGINAL DOCUMENT Jersey this 25th day of April, 2008

Robert Harman, Notary Public, 3rd Floor Mielles House, La Rue des Mielles, St Helier, Jersey, JE2 3QD, British Channel Islands

/s/ Robert Harman
ROBERT HARMAN NOTARY PUBLIC 3RD FLOOR, MIELLES HOUSE, LA RUE DES MIELLES, ST. HELIER, JERSEY, JE2 3QD Tel: 01534 766077 FAX: 01534 766088

THIS POWER OF ATTORNEY is granted on the 22nd day of February 1994

1.
INTERNATIONAL INVESTMENTS VENNER INC ("the Company") of Tropic Isle Building, PO Box 438, Road Town, Tortola, British Virgin Islands appoints ROBERT GAINES COOPER ("the Attorney") of Bois Noir Anse Aux Pins P.O. Box 221 Mahe Seychelles to be its Attorney with authority to do the acts and things specified in Clause 2 on its behalf in relation to all its property and affairs worldwide excluding the United Kingdom.

2.	The Attorney has authority worldwide excluding the UK in the name and on behalf of the Company and on such terms and conditions as may seem to him expedient to:–

	2.1	carry on the business of the Company;

	2.2	make contracts;

	2.3	sell or otherwise dispose of the Company's property by public auction or private contract and with or without advertisement;

	2.4	raise or borrow money and grant security for this purpose over the Company's property;

	2.5	grant or accept a surrender of a lease or tenancy of any of the Company's property;

	2.6	take a lease or tenancy of any property required or convenient for the business of the Company;

	2.7	buy or hire property of every description;

	2.8	effect and maintain insurance in respect of the business and property of the Company;

2.9	appoint a lawyer or accountant or other professionally qualified person to assist him in the performance of his functions;

2.10	bring or defend any action or other legal proceedings;

2.11	make such settlement, compromise or other arrangement as he considers expedient;

2.12	refer to arbitration any question effecting the Company;

2.13	appoint any agent to do any business which he is unable to do himself or which can more conveniently be done by an agent;

2.14	employ and dismiss employees;

2.15	operate open and close any banking account;

2.16	draw, accept, make and endorse any bill of exchange or promissory note;

2.17	give and accept receipts;

2.18	discharge all debts owing by the Company;

2.19	receive all money owing to the Company;

2.20	invest any other company's money in such investments as he considers appropriate;

2.21	make any payment which is necessary or incidental to the performance of his functions;

2.22	execute all deeds and other documents and for that purpose to use when necessary the Company's seal; and

2.23	do all other things incidental to the exercise of the above powers or which he considers necessary or expedient for the interests of the Company.

IN WITNESS whereof this instrument has been duly executed as a Deed the day and year first above written

THE COMMON SEAL of INTERNATIONAL	)
INVESTMENTS VENNER INC was	)
hereunto affixed in the presence	)
of:–

/s/ Robert Anthony Clifford
DIRECTOR	For and on behalf of
ACASIA CORPORATE SERVICES LIMITED

/s/ Anne Barrett
Secretary	For and on behalf of
ONBOND SECRETARIES LIMITED

Executed at St. Helier in the
Island of Jersey this 22nd day
of February 1994
Before me

/s/ Geoffrey St.C. Cornwall
GEOFFREY ST.C. CORNWALL NOTARY PUBLIC FIRST FLOOR SUITE, 5 MINDEN PLACE ST. HELINER, JERSEY, JE2 4WQ TEL: 0534 66077 FAX: 0534 55088